Exhibit 11

                   ORION CAPITAL CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)


                                                            Three Months Ended               Six Months Ended
                                                                June 30,                         June 30,
                                                     ------------------------------    -------------------------
(In thousands, except per share data)                   1998                1997          1998              1997
----------------------------------------------------------------------------------------------------------------
BASIC:
Weighted average number of shares outstanding         27,457              27,299        27,429            27,302
                                                    ========            ========      ========          ========
Net earnings attributable to common stockholders    $ 38,158            $ 25,381      $ 80,347          $ 54,859
                                                    ========            ========      ========          ========

Net earnings per basis common shares                $   1.39            $   0.93      $   2.93          $   2.01
                                                    ========            ========      ========          ========
DILUTED:
Computation of weighted average number of
common and diluted equivalent shares
outstanding:-
Weighted average number of shares outstanding         27,457              27,299        27,429            27,302
Dilutive effect of stock options and stock awards        703                 504           716               499
                                                    --------            --------      --------          --------

Weighted average number of common and
diluted equivalent shares                             28,160              27,803        28,145            27,801
                                                    ========            ========      ========          ========

Net earnings attributable to common stockholders    $ 38,158            $ 25,381      $ 80,347          $ 54,859
                                                    ========            ========      ========          ========

Net earnings per diluted common shares              $   1.36            $   0.91      $   2.85          $   1.97
                                                    ========            ========      ========          ========








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